FIRST INVESTORS LIFE INSURANCE COMPANY
[40 Wall Street, New York, NY 10005]
PART I - APPLICATION FOR VARIABLE UNIVERSAL LIFE INSURANCE

1. Full Legal Name of Proposed Insured			2. Amount of Insurance	3. Premium Paid With Application
			$	$
First	Middle	Last

	4. Information on the Proposed Insured	5. Premiums

a)	Date of Birth b) Age Last Birthday	Planned Premium $___________ Initial Premium $____________
______/_____/_____ __________
	Month Day Year	Premiums Payable

	c) State/Country of Birth _________________________________	☐ Annually ☐ Semi-Annually ☐ Quarterly ☐ Lifeline (Monthly)

	d) U.S. Citizen ☐ Yes ☐ No	Riders
	(If No, provide immigration status information on Additional Information page	a) Waiver of Monthly Deduction Rider ☐ Yes ☐ No

	e) Social Security Number ________________________________	b) Accidental Death Benefit Rider ☐Yes ☐ No

	f) Sex ☐ Male ☐ Female g) Marital Status ___________	c) $ ___________ Level Term - Number of Years______

6. Residence Address	No. of Years_______	7. Death Benefit Options

Street and No.		☐	Option A (Face Amount - Level Death Benefit)

City State Zip		☐	Option B (Face Amount plus Cash Value)

8. Occupation& Duties ________________________________				9.	The Proposed Insured will be Owner of the Policy unless otherwise indicated below.

☐ Employed ☐ Self-employed ☐ Retired				Owner’s Name

☐ Not employed (provide reason)_________________				Address
(For additional space use Additional Information page)
City, State, Zip
10. Business Address		No. of Yrs._________
Relationship
Employer
Social Security or Tax ID Number
Street and No.

City	State	Zip Code		11.	If the Proposed Insured is age 0-14, you must furnish amount of life insurance in force on the life of the Applicant/Parent

Company Amount
Send Premium Notices to Owner at:
☐ Residence ☐ Business

12. Life Insurance and Annuity Contracts in Force
(If none, write “None”)				(For additional space use Additional Information page)
Year Issued Company Amount Amount of Accidental Death Benefit				13. Did you, the Proposed Owner, receive a prospectus?
(For additional space use Additional Information page)				☐ Yes ☐ No If “Yes” indicate the name and date of the prospectus.
14.	Is the policy applied for intended to replace any life insurance or annuity currently in force?		☐ Yes ☐ No
Prospectus Name
(Furnish company(ies) and policy number(s) and on Additional Info page)
Prospectus Date

ICC13 VUL-App (10/13)

15.
Beneficiary Designation:  Except as otherwise directed, the proceeds are to be divided equally among all persons who are named as Primary Beneficiary and who survive the Insured.  If none survive, the proceeds will be divided equally among all persons named as Contingent Beneficiary and who survive the Insured.

a)	Primary Beneficiary(ies)

	1. Name				Relationship
		First	MI	Last
Address

	Telephone #:		Social Security or Tax ID #		Share % (Total must equal 100%)

	2. Name				Relationship
		First	MI	Last
Address

	Telephone #:		Social Security or Tax ID #		Share % (Total must equal 100%)

	3. Name				Relationship
		First	MI	Last
Address

	Telephone #:		Social Security or Tax ID #		Share % (Total must equal 100%)

b)	Contingent Beneficiary(ies)

	1. Name				Relationship
		First	MI	Last
Address

	Telephone #:		Social Security or Tax ID #		Share % (Total must equal 100%)

	2. Name				Relationship
		First	MI	Last
Address

	Telephone #:		Social Security or Tax ID #		Share % (Total must equal 100%)

	3. Name				Relationship
		First	MI	Last
Address

	Telephone #:		Social Security or Tax ID #		Share % (Total must equal 100%)

16.	Has the Proposed Insured:		17.	Hazardous Activities

a)	Ever been limited, postponed, rated or rejected for life, accident or health insurance?	☐ Yes ☐ No		a)	Does the Proposed Insured contemplate flying, or have they flown during the past two years, other than as a passenger on a regularly scheduled airline?	☐ Yes ☐ No

b)	Within the last five years been confined in a hospital or received any medical or surgical attention?	☐ Yes ☐ No		(If Yes, complete Aviation Questionnaire)

c)	Had, or consulted a physician or medical practitioner for heart trouble, high blood pressure, cancer, diabetes, lung, kidney or stomach disorder within the last ten (10) years?	☐Yes ☐ No		b)	Has the Proposed Insured engaged in any hazardous activities such as auto, motorcycle or power boat racing, skin or scuba diving, mountain climbing, parachuting or sky diving, snowmobile racing or any other hazardous sport or hobby within the last two (2) years, or plan to do so in the future?	☐ Yes ☐ No

d)	Used any form of tobacco or nicotine based products within the past 60 months?	☐Yes ☐ No		(If Yes, please complete the appropriate questionnaire or submit complete details with this Application)

(For additional space use Additional Information page)

ICC13 VUL-App (10/13)

18.	Information Regarding the Proposed Insured:			19.	Travel Information

a)	Height ________Weight_________			a)	Does the Proposed Insured have any plans to live or travel outside the United States or Canada in the future?		☐ Yes ☐ No
b)	Driver’s License No.________________________________
(If “Yes”, please advise where, when, purpose and length of stay)
State of Issue_________
c)	Within the last three years has the Proposed Insured;			b)	Has the Proposed Insured lived outside the U.S. or Canada in the last two years?		☐ Yes ☐ No
	i)	Had their driver’s license suspended or revoked?	☐Yes ☐ No	(If “Yes”, please advise where, when, purpose and length of stay)

	ii)	Had any moving violations?	☐Yes ☐ No	20.	Subaccount Allocations

	iii)	Been convicted for driving under the influence of either alcohol or drugs?	☐Yes ☐ No	Select the Subaccounts of the Separate Account and/or the Fixed Account and the percentage of the initial net annual premium to be allocated to each.

	iv)	Had any automobile accidents	☐Yes ☐ No
					Subaccount Options	% Allocated
(For additional space use Additional Information page)
[Cash Management Fund]

21.	Proposed Insured’s Financial Information				[Equity Income Fund]
(or Parent if Proposed Insured is under age 18)
[Fund For Income]
a)	Financial Resources
[Government Fund]
Liquid Net Worth $______________
[Growth & Income Fund]
Net Worth $___________________
[International Fund]
Annual Income $_______________
[Investment Grade Fund]
Marginal Tax Rate______%
[Opportunity Fund]
b)	Investment Experience
[Select Growth Fund]
☐ Stocks ☐ Bonds ☐ Mutual Funds
[Special Situations Fund]
☐ Variable Life Insurance/Annuities ☐ None ☐ Other
[Total Return Fund]
c)	Risk Profile
Fixed Account (maximum 50%)
	______________% Conservative – Willing to accept some risk, but more interested in stability of principal than in larger return on investments.				Total Allocation	100%

______________% Moderate – Willing to accept average risk of fluctuation of principal in exchange for the potential of larger long-term returns on investments.

______________% Aggressive – Willing to accept significant fluctuation of principal in exchange for the potential for significant long-term returns on investment.

These subaccount allocations are consistent with the investment objectives indicated above.

I understand that these subaccount allocations and reallocation options selections will be relied upon by First Investors Life in regard to all Policy Transactions.

These allocations and options may be changed after the date of this application only by providing First Investors Life Insurance Company with a written request and instruction to change

d)	Investment Objectives (Prioritize 1-4)

_________Growth _________ Income

_________Tax Reduction _________ Other

22.	Does the Proposed Owner understand that in the Policy applied for:

a)
The amount of death benefit above the Guaranteed Minimum Death Benefit and the entire amount of the Surrender Value may increase or decrease depending upon the investment experience of the Subaccounts and/or the Fixed Account?
☐ Yes ☐ No

b)	The Policy values reflect certain Deductions and Charges?		☐ Yes ☐ No

c)	The Policy may be subject to a Surrender Charge, upon policy surrender, lapse or face amount reduction?		☐ Yes ☐ No

ICC13 VUL-App (10/13)

23. Subaccount Reallocation Options

Note: Only the Automated Subaccount Reallocation Option or the Systematic Transfer Option, but not both may be in effect at the same time.

a)	Automated Subaccount Reallocation Option

Do you select the Automated Subaccount Reallocation Option feature of your policy?	☐ Yes ☐ No

If chosen, Automatic Reallocation will occur quarterly based on the premium investment allocations selected above for the Subaccounts.

The Fixed Account is not eligible for Automatic Reallocation.

b)	Systematic Transfer Option

Do you select the Systematic Transfer Option? ☐ Yes ☐ No

If “Yes” select the frequency ☐ Monthly ☐ Quarterly

Designate the Subaccounts to be used for the Transfer. The Fixed Account is not eligible for the Systematic Transfer Option.

Transfer $ Amount	From Subaccount	To Subaccount

[Cash Management Fund]

[Equity Income Fund]

[Fund For Income]

[Government Fund]

[Growth & Income Fund]

[International Fund]

[Investment Grade Fund]

[Opportunity Fund]

[Select Growth Fund]

[Special Situations Fund]

[Target Maturity 2015 Fund]

[Total Return Fund]

Minimum Transfer Amount is $100 (Whole Dollar Amounts Only)

ICC13 VUL-App (10/13)

Additional Information

Please complete the answers to sections of the Application that required additional space below

Please indicate Section Number with the additional information.

STATEMENTS MADE TO AUTHORIZED COMPANY AGENT

Suitability:

Variable Universal Life Insurance is designed to achieve long-term financial objectives.  It is not suitable as a vehicle for short-term savings due to the charges applicable to the Policy.  You should not purchase this Policy if you believe you may need to surrender it within a short period of time.  It is not like a systematic investment plan of a mutual fund.

There shall be no contract of insurance unless a policy is issued based on this Application.  The full first modal premium must be paid during the lifetime of the Insured and while his (her) health is as stated in this Application.  If any premium is paid in advance to an agent of the Company at the time this Application is signed and a Conditional Receipt is given to the Proposed Owner, the terms of the Conditional Receipt shall apply.   I/we have not withheld any material information that may influence the assessment or acceptance of this Application.  I/we agree to inform First Investors Life in writing of any material change in circumstances between the date of this Application and the issue date of the policy.  I understand that this Application will be attached to and shall become part of any policy issued.

No agent or medical examiner is authorized to make or discharge a contract or waive any of the conditions or provisions of any application, policy, or receipt.  Only the President, Vice President, Actuary, or Secretary of the Company may make, modify or discharge contracts or waive any of the Company’s rights or requirements and then only in writing.

Once your Variable Universal Life Insurance Policy is issued and delivered to you, you have a “Free Look” period to decide if you want to keep your Policy.  Your Free Look period begins when you sign and date your Policy Delivery Receipt or if your Policy is mailed to you, the Certified Return Receipt from the Post Office.  The portion of the initial net premium allocated to the subaccounts will be invested in the Cash Management Fund subaccount for a period of time equal to the “Free Look” period as indicated on the Contract’s cover.  After the Free Look period expires, the Company will transfer the invested funds to the subaccounts you have selected.  Premium allocated to the Fixed Account will be invested in the Fixed Account upon issuance of the Contract.

ICC13 VUL-App (10/13)

I understand that cash values may increase or decrease in accordance with the experience of the separate account and the interest rate paid on the Fixed Account, subject to any minimum guarantees.  Upon request, an illustration of benefits, including death benefits, policy values and cash surrender values is available.  Such illustrations shall be in a form and content acceptable to the state insurance department.

A.  ACCELERATED DEATH BENEFIT

The rider provides for an Accelerated Death Benefit payment to the Owner if the Insured has a terminal condition as defined in the rider, and all other terms and conditions of the rider are met.

RECEIPT OF ACCELERATED DEATH BENEFITS MAY AFFECT ELIGIBILITY
FOR PUBLIC ASSISTANCE PROGRAMS AND MAY BE TAXABLE.

There is no cost or charge for this rider.  The amount of the Accelerated Death Benefit will be paid to the Policyowner in a single sum and is reduced by a discount factor and the administrative fee.  Prior to applying for such benefits the Policyowner should seek assistance from a qualified tax adviser.

B.  ACKNOWLEDGEMENTS

I hereby acknowledge receiving and reading the Notice, VAR Notice (10/06)(NY) included with this Application pertaining to the Illustration of Benefits, Investigative Consumer Reports and the Medical Information Bureau and authorize the Company to secure an Investigative Consumer Report.

I hereby acknowledge receiving a copy of the Prospectus indicated above.

C.  AUTHORIZATION

I hereby authorize any licensed physician, medical practitioner, hospital, clinic or other medical related facility, insurance company, the MIB, Inc., or other organization, institution or person, that has any records or knowledge of me or my health, to give First Investors Life Insurance Company or its reinsurers any such information.  I authorize First Investors Life Insurance Company or its reinsurers to make a brief report of my personal health information to MIB, Inc.  A photographic copy of this authorization shall be as valid as the original.  This authorization shall be valid for 30 months from the date below.

All of the above answers are full, complete and true to the best of my knowledge and belief.

Dated at		this		day of		, 2
	City & State		day		Month		Year

Signature of Proposed Insured
or of Parent/Guardian if Proposed Insured is age 0-14.

Signature of Proposed Owner
(If other than the Proposed Insured)

Agent:

Are you aware of existing life insurance or annuities on the life of the proposed insured, except as noted above?	☐Yes ☐ No

Is the life insurance applied for on this application intended to replace an existing life insurance policy or annuity contract?	☐Yes ☐ No

Licensed Agent’s Name	License Number

Signature of Licensed Agent

ICC13 VUL-App (10/13)